Exhibit 10.1

UNWIND AND SETTLEMENT AGREEMENT

Concerning the January 19 2026 Second Amended and Restated Purchase Agreement

Effective Date: September 30, 2026

Parties. This Unwind and Settlement Agreement (this “Unwind Agreement”) is entered into by and among (i) Marc Angell and Jacquie Angell, collectively the “Sellers”; (ii) GetGolf.com, LLC, the “Buyer”; and (iii) Transglobal Management Group, Inc., formerly known as The Marquie Group, Inc., a Florida corporation (“TMGI” or the “Company”). Jeff Foster and Kelly Kirchhoff, identified as Buyer's designees for the Control Shares in the Amended Agreement, join solely for the acknowledgments, transfer obligations, releases, and other provisions expressly applicable to them below.

RECITALS

A.	The Sellers, Buyer, and Company entered into the Second Amended and Restated Purchase Agreement effective January 19, 2026, including Schedules A through G (the “Amended Agreement”). The Amended Agreement amended and restated in its entirety the parties' Purchase Agreement dated October 20, 2025, as amended December 8, 2025.

B.	Under Section 1.1 and Schedule A of the Amended Agreement, Marc Angell transferred 200 shares of Series A Preferred Stock carrying majority voting control of TMGI (the “Control Shares”) to Buyer, to be held by Buyer's designees, currently held as 133 shares by Jeff Foster and 67 shares by Kelly Kirchhoff, whose surname appears as “Kirchhoff” in the Amended Agreement.

C.	Under Section 1.2 of the Amended Agreement, Buyer agreed to pay: (i) An initial payment of $180,000 and $12,500 per month for 12 months as Seller Consideration Payments to Marc Angell; and (ii) $12,500 per month, and a $20,000 Closing Payment toward that certain Promissory Note of TMGI dated September 20, 2022 (the “Jacquie Angell Promissory Note”). The Jacquie Angell Promissory Note was expressly preserved against reduction, forgiveness, modification, amendment, or other diminution.

D.	Sections 6.1 through 6.5 of the Amended Agreement define payment Default, impose a 50% penalty on unpaid Seller Consideration Payments and Note Payments, provide for forfeiture of consideration previously paid, and require the immediate and automatic return of the Control Shares after an Event of Default, with the Irrevocable Power of Attorney in Schedule G serving as primary transfer authority.

E.	The Amended Agreement separately provided for the divestiture of Music of Your Life, Inc. and related assets to Marc and Jacquie Angell and for cancellation and return to treasury of 666,700 TMGI common shares held by the Angell Family Trust. The parties do not intend this unwind to reverse those completed transactions or revive cancelled shares.

F.	The Company acquired Stand-by-Golf from its prior owner, David Bates, under an agreement dated September 3, 2025 (the “Bates Agreement”). The Bates Agreement permits Mr. Bates, through March 3, 2027 and subject to the conditions stated in it, to unwind that acquisition. The parties intend that Stand-by-Golf remain with the Company after this unwind.

G.	Buyer acknowledges that one or more required payments were not made when due, that the resulting Default has continued uncured for at least 90 days, and that Sellers are entitled to exercise the remedies stated in the Amended Agreement and Schedule G.

H.	The parties wish to document an orderly return of control, allocate transition duties, preserve specified claims and obligations, and resolve only those matters expressly released in this Unwind Agreement.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1 Agreement to Unwind and Terminate

1.1 Termination. Except for provisions expressly stated in this Unwind Agreement to survive, the Amended Agreement is terminated prospectively as of the Unwind Closing defined below. Because the Amended Agreement superseded the October 20, 2025 Purchase Agreement and its December 8, 2025 amendment, this Unwind Agreement concerns the Amended Agreement and does not revive either superseded instrument. Termination does not erase any breach, liability, payment, penalty, indemnity, or other obligation accrued before the Unwind Closing unless expressly released here.

1.2 Acknowledgment of Default. Buyer admits the Default described in Recital G, including nonpayment of one or more Seller Consideration Payments and/or Note Payments, waives any further notice or cure period relating to that Default, and irrevocably consents to the surrender and return of the Control Shares to the Company and the subsequent new issuance by the Company of all 200 Control Shares to Marc Angell as provided in Section 2. Buyer, Foster, and Kirchhoff shall not contest or interfere with the transfer.

1.3 Unwind Closing. The "Unwind Closing" shall consist of the interdependent transactions contemplated by Sections 2 and 3 and shall be effected in the sequence approved by the Company's Board of Directors. Delivery before the Unwind Closing of the executed resignations required by Section 3.1 satisfies the applicable delivery requirement notwithstanding that a resignation becomes effective at a specified step of the Unwind Closing or thereafter as provided therein. Signing this Unwind Agreement alone does not constitute the Unwind Closing or trigger the releases in Section 8.

2 Return of Control Shares

2.1 Required Surrender and New Issuance. At or before the Unwind Closing, Buyer, Jeff Foster, and Kelly Kirchhoff shall cause all 200 Control Shares, including the 133 shares allocated to Foster and the 67 shares allocated to Kirchhoff, to be surrendered and returned to the Company, whereupon such shares shall cease to be outstanding and shall be treated in accordance with applicable Florida law. Following the effectiveness of Marc Angel’s appointment as an officer and director of the Company in accordance with the Board-approved Unwind Closing sequence, the Company shall issue to Marc Angell two hundred (200) newly issued shares of Series A Preferred Stock having the same rights, preferences, privileges and voting power as the Control Shares. The transfer-agent records shall reflect the surrender and return of the existing Control Shares to the Company and the subsequent new issuance by the Company of 200 Series A Preferred Shares to Marc Angell as separate and sequential transactions, rather than a direct transfer from Foster or Kirchhoff to Marc Angell. The newly issued Control Shares shall be registered and reflected on the Company's stock ledger in the name of Marc Angell, as the record holder identified in Schedule A of the Amended Agreement, free and clear of any lien, pledge, transfer restriction, or adverse claim created by Buyer, Foster, Kirchhoff, the Company, or any person claiming through them.

2.2 Transfer Documents. Buyer, Foster, and Kirchhoff shall execute and deliver all stock powers, transfer instructions, lost-certificate affidavits, medallion signature guarantees, beneficial-ownership forms, and other documents reasonably requested by Pacific Stock Transfer or any replacement transfer agent. They authorize Marc Angell to deliver this Unwind Agreement, Sellers' written notice of Event of Default, and the Irrevocable Power of Attorney in Schedule G of the Amended Agreement as authority for the transfer.

2.3 Company Action. The Company shall promptly instruct its transfer agent to record, in the following sequence: (i) the surrender and return to the Company of the 133 Control Shares held by Jeff Foster and the 67 Control Shares held by Kelly Kirchhoff and the cessation of such shares as outstanding securities; and (ii) following the effectiveness of Marc Angell's appointment as an officer and director in accordance with the Board-approved Unwind Closing sequence, the new issuance by the Company to Marc Angell of 200 Series A Preferred Shares.. The Company shall provide written confirmation, an updated stock ledger, and any new certificate or book-entry statement immediately after completion.

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2.4 No Revocation. Buyer ratifies the Irrevocable Power of Attorney and agrees that it remains effective until the transfer agent has completed the surrender of the existing Control Shares to the Company and the subsequent new issuance of the 200 Control Shares to Marc Angell. Buyer, Foster, and Kirchhoff waive any objection or challenge. Any attempted revocation, stop-transfer instruction, pledge, transfer, or contrary direction by any of them is void as between the parties and constitutes a material breach of this Unwind Agreement.

3 Management Appointments, Resignations and Corporate Transition

3.1 Resignations and Continued Board Service. At the Unwind Closing, Jeff Foster shall resign from all officer and director positions with the Company and its subsidiaries, and Kelly Kirchhoff shall resign from all officer positions. Kelly Kirchhoff shall continue to serve solely as a member of the Board following the Unwind Closing pursuant to his separate written deferred director resignation. His resignation from the Board shall become effective automatically upon the later of (i) expiration of the applicable notice and waiting period under Rule 14f-l under the Securities Exchange Act of 1934 and (ii) the date on which the successor directors identified in the applicable Rule l 4f-l information statement are legally permitted to take office. Delivery of Kelly Kirchhoff's deferred director resignation satisfies the resignation-delivery requirement of this Section for purposes of the Unwind Closing notwithstanding its deferred effectiveness. The resignations do not release any fiduciary duty, liability, or obligation arising before the Unwind Closing.

3.2 Books Records and Access. No later than two business days after signing, Buyer shall deliver to Marc Angell or his designee all Company property and all complete, current copies of Company books and records in Buyer's possession or control, including corporate records, contracts, capitalization records, accounting files, bank statements, tax records, audit materials, vendor files, email archives, website and domain credentials, SEC and EDGAR materials, OTC Markets credentials, transfer-agent communications, insurer records, and passwords or multifactor recovery methods. Buyer may retain copies only as legally required and must preserve confidentiality.

3.3 Banking and Payment Systems. Buyer shall cooperate in changing every authorized signer, administrator, mailing address, telephone number, email address, security token, and online credential for each Company bank, merchant, payroll, credit, lending, and payment account. Buyer shall not withdraw, transfer, encumber, or dispose of Company funds or property after signing except in the ordinary course and with Marc Angell's prior written consent.

3.4 No Continuing Authority. Except for Kelly Kirchhoff's continued service solely as a director pursuant to Section 3.1, from the Unwind Closing forward, Buyer and its representatives shall not hold themselves out as officers, directors, managers, agents, or authorized representatives of the Company and shall not access or use any Company account, credential, property, name, or confidential information.

4 Regulatory Filings and Cooperation

4.1 Required Cooperation. Buyer and the Company shall promptly sign and provide accurate information reasonably needed for all SEC, FINRA, OTC Markets, state, transfer-agent, banking, tax, and other filings or notices concerning the Default, return of the Control Shares, change in control, officer or director resignations, and related corporate actions. Nothing requires any party to make an inaccurate statement or omit a material fact.

4.2 Pre Closing Period Information. Buyer remains responsible for providing complete information and reasonable cooperation concerning transactions, liabilities, securities issuances, loans, guarantees, deposits, contracts, payments, and corporate actions occurring during Buyer's period of control. This duty survives the Unwind Closing for six years.

5 Payments Promissory Note and Forfeiture

5.1 Prior Consideration. Consistent with Section 6.5 of the Amended Agreement, all consideration previously paid under Section 1.2(i), (ii), or (iii), including any portion of the $180,000 initial Seller Consideration Payment, monthly Seller Consideration Payments, Note Payments, and Closing Payment, is forfeited and nonrefundable. No such amount shall be credited, offset, recouped, or charged back against any surviving obligation unless Sellers expressly agree in a signed writing.

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5.2 Jacquie Angell Promissory Note. The Jacquie Angell Promissory Note, together with all principal, interest, default interest, fees, remedies, security, and accrued obligations under it, is not cancelled, modified, compromised, or released by this Unwind Agreement. It remains in full force and effect according to its terms. Jacquie Angell reserves every right and remedy under the note and applicable law.

5.3 Accrued Seller Consideration and Note Payments. All Seller Consideration Payments and Note Payments that became due before the Unwind Closing, together with the 50% contractual penalties under Sections 6.2 and 6.3 of the Amended Agreement, remain due unless the parties insert a different agreed amount in Exhibit 1 and sign that exhibit. Future monthly Seller Consideration Payments scheduled after the Unwind Closing are terminated, but no principal, interest, or other obligation under the Jacquie Angell Promissory Note is terminated.

5.4 No Setoff. Buyer shall not set off any alleged claim against amounts preserved by this Section. Any disputed claim must be pursued separately under the dispute-resolution provisions of this Unwind Agreement.

6 Buyer Contributed Assets and Company Liabilities

6.1 Contributed Golf Assets. The Buyer's Assets identified in Section 1.4 and Schedule D of the Amended Agreement are Apache Creek Golf Club and Stand-by-Golf. The parties shall identify in Exhibit 2 whether either asset was actually transferred to the Company and any proposed disposition. Stand-by-Golf is governed by Sections 6.1.3 through 6.1.5, which control over any contrary entry in Exhibit 2. No asset is transferred by this Unwind Agreement unless it is specifically listed in a fully completed and signed Exhibit 2 and the Company executes all separate assignments, approvals, consents, and regulatory actions required to make the transfer effective. Sellers make no representation that Buyer or the Company owns either asset free of third-party rights.

6.1.1 Music of Your Life Divestiture Preserved. The divestiture to Marc and Jacquie Angell of Music of Your Life, Inc. and all related assets, rights, intellectual property, licenses, permits, contracts, digital accounts, physical equipment, recordings, content libraries, and goodwill under Sections 1.3 and 1.5 and Schedule C of the Amended Agreement is confirmed and shall not be reversed, impaired, transferred back to the Company, or treated as consideration refundable to Buyer.

6.1.2 Cancelled Angell Family Trust Shares. The cancellation and return to treasury of the 666,700 TMGI common shares formerly held by the Angell Family Trust under Section 1.6 and Schedule A of the Amended Agreement remain effective. This Unwind Agreement does not reissue, restore, or revive those cancelled shares or any shareholder rights associated with them.

6.1.3 Stand-by-Golf Retained by the Company. Stand-by-Golf, together with all of its business operations, equity or ownership interests held by the Company, assets, revenues, receivables, contracts, customer and vendor relationships, intellectual property, trade names, domain names, websites, social media and other digital accounts, bank, merchant, and payment accounts, books and records, and goodwill (collectively, the “Stand-by-Golf Business”), is owned by the Company and shall remain with the Company after the Unwind Closing. Neither the termination of the Amended Agreement, the return of the Control Shares, nor any other provision of this Unwind Agreement transfers, returns, or reverts the Stand-by-Golf Business, or any interest in it, to Buyer, Foster, Kirchhoff, or any person claiming through them, and none of them shall be entitled to any payment, credit, offset, or other consideration on account of it. Buyer, Foster, and Kirchhoff shall not divert, solicit, or interfere with any Stand-by-Golf customer, vendor, revenue, contract, or business opportunity, and shall deliver all Stand-by-Golf property, records, credentials, and account access under Sections 3.2 and 3.3.

6.1.4 Bates Unwind Right. The parties acknowledge that Section 6.1.3 is subject only to the right of David Bates under the Bates Agreement to unwind the Company's acquisition of Stand-by-Golf through March 3, 2027, in accordance with and subject to the conditions stated in the Bates Agreement. If Mr. Bates validly exercises that right, the Stand-by-Golf Business shall be returned to Mr. Bates as provided in the Bates Agreement and not to Buyer, Foster, Kirchhoff, or any person claiming through them. Buyer, Foster, and Kirchhoff shall not solicit or induce Mr. Bates to exercise that right and shall not take any action, or fail to perform any obligation within their control, that would give rise to a basis for its exercise. Buyer shall deliver to Marc Angell, no later than two business days after signing, a complete copy of the Bates Agreement and all amendments, notices, and correspondence concerning it in Buyer's possession or control.

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6.1.5 Interim Operations and Reporting Cooperation. From signing through the Unwind Closing, Buyer shall cause the Stand-by-Golf Business to be operated only in the ordinary course consistent with past practice and shall not sell, assign, license, encumber, discontinue, or materially change it without Marc Angell's prior written consent. Buyer's obligations under Sections 3.2, 4.1, and 4.2 include all financial, operating, and other information concerning the Stand-by-Golf Business reasonably needed for the Company's books, audits, and SEC reports.

6.2 No Assumption by Sellers. Neither Marc Angell nor Jacquie Angell personally assumes any Company debt, Buyer debt, loan, advance, lease, contract, tax, judgment, guarantee, or other obligation by signing this Unwind Agreement. A personal guarantee remains the obligation of the person who gave it unless the applicable creditor delivers a written release. Sellers have no duty to obtain any such release.

6.3 Company Obligations. Except for an obligation validly transferred in a separate written instrument signed by the creditor and all required parties, Company liabilities remain Company liabilities. Nothing in this Unwind Agreement releases Buyer or any representative from liability for fraud, unauthorized acts, breach of fiduciary duty, personal guarantees, or obligations expressly undertaken in an individual capacity.

6.4 No Undisclosed Encumbrances. Buyer represents that, except as listed in Exhibit 3, it has not caused or permitted any lien, pledge, security interest, financing statement, transfer restriction, or other encumbrance on the Control Shares or Company assets. Buyer shall promptly discharge any unlisted encumbrance created or authorized by Buyer at Buyer's expense.

6.5 Apache Creek Transaction; Foster Repayment Obligation. If, at any time after the Effective Date, Jeff Foster or any Foster Related Party, directly or indirectly, enters into, participates in, facilitates, benefits from, or acquires any right or interest under any agreement, transaction, arrangement, understanding, option, lease, management agreement, financing, purchase, sale, development, operating arrangement, or other business relationship with any person or entity concerning Apache Creek Golf Course or any related real property, operating rights, assets, revenues, business, or opportunity (an "Apache Creek Transaction"), Foster shall immediately become personally obligated to pay TMGI Two Hundred Thousand Dollars ($200,000) as reimbursement of the TMGI funds misappropriated, diverted, transferred, or otherwise used by Foster or at Foster's direction in connection with Apache Creek Golf Course and not returned to TMGI. Payment shall be due in immediately available funds no later than five business days after the earliest execution, commencement, funding, performance, or closing of the Apache Creek Transaction. "Foster Related Party" means any relative or family member of Foster; any affiliate, partner, member, manager, officer, director, employee, agent, representative, nominee, or designee of Foster; any person acting for, through, in concert with, or for the benefit of Foster; and any entity directly or indirectly owned, controlled, managed, or materially influenced by Foster or any such person. Foster shall provide Marc Angell and TMGI written notice and a complete copy of all material transaction documents within two business days after any Apache Creek Transaction is proposed or entered into. This Section creates a direct personal obligation of Foster, is not subject to setoff, counterclaim, or recoupment, and survives the Unwind Closing and any termination, rescission, expiration, or invalidation of this Unwind Agreement. Any amount actually recovered by TMGI from another person as a return of the same $200,000 shall be credited against Foster's obligation solely to prevent duplicate recovery.

7 Representations Warranties and Covenants

7.1 Authority. Each signatory represents that the signatory has full authority to execute and perform this Unwind Agreement for the party identified in the signature block. Buyer shall insert its exact legal name, jurisdiction, entity type, and authorized signatory title before execution.

7.2 No Conflicting Transfer. Buyer, Foster, and Kirchhoff each represent that they have not sold, assigned, pledged, transferred, or granted any interest in the Control Shares or any claim under the Amended Agreement to another person, except for the allocations expressly stated in Schedule A of the Amended Agreement.

7.3 Accuracy and Preservation. Buyer represents that all information and records delivered under this Unwind Agreement will be complete and accurate in all material respects. Buyer shall preserve Company records and electronically stored information relevant to the Amended Agreement, the Default, the period of Buyer control, and this unwind.

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7.4 Mutual Non Disparagement. The parties reaffirm Section 5.1 of the Amended Agreement. This provision does not prohibit truthful statements required by law, subpoena, regulatory request, audit, securities disclosure, testimony, or confidential communications with legal, tax, accounting, insurance, or financial advisers.

7.5 Further Assurances. Each party shall execute and deliver additional documents and take reasonable actions necessary to complete the transactions contemplated here. This covenant survives the Unwind Closing.

8 Conditional Releases and Reserved Claims

8.1 Release by Sellers. Only upon completion of the Unwind Closing, Sellers release Buyer, Foster, Kirchhoff, and Buyer's other officers, directors, members, managers, employees, and agents from claims arising solely from the prospective failure to perform obligations under the Amended Agreement after the Unwind Closing. This narrow release does not cover any Reserved Claim in Section 8.3.

8.2 Release by Buyer and Designees. Only upon completion of the Unwind Closing, Buyer, Foster, and Kirchhoff release Sellers and their agents from claims arising out of the return of the Control Shares, termination of the Amended Agreement, exercise of remedies expressly authorized by the Amended Agreement, and consideration forfeited under Section 6.5 of the Amended Agreement. Buyer, Foster, and Kirchhoff waive any claim to ownership, voting power, or control based on the Control Shares, and any claim to the Stand-by-Golf Business or its revenues.

8.3 Reserved Claims. No release applies to: (a) the Jacquie Angell Promissory Note; (b) accrued Seller Consideration Payments, Note Payments, contractual penalties, or indemnity obligations; (c) fraud, fraudulent concealment, intentional misconduct, conversion, unauthorized securities activity, breach of fiduciary duty, or violation oflaw; (d) personal guarantees; (e) tax liabilities; (f) rights arising from a breach of this Unwind Agreement; (g) claims based on facts first discovered after execution that were not disclosed as required; or (h) obligations expressly stated to survive.

8.4 No Admission Beyond Contractual Default. Except for Buyer's acknowledgment of the contractual Default and the parties' express representations in this Unwind Agreement, execution is not an admission of any other wrongdoing or liability.

9 Indemnification

9.1 Buyer Indemnification. Buyer shall indemnify, defend, and hold harmless Sellers and the Company from losses, claims, liabilities, penalties, costs, and reasonable attorneys' fees arising from: (a) Buyer's breach of the Amended Agreement or this Unwind Agreement; (b) any act, omission, obligation, transaction, or liability created or authorized by Buyer or its representatives during Buyer's period of control; (c) any unlisted encumbrance created or authorized by Buyer; or (d) any claim by Foster, Kirchhoff, or another person asserting rights through Buyer to the Control Shares. This provision supplements and does not narrow Section 7.2 of the Amended Agreement.

9.2 Personal Indemnification by Foster and Kirchhoff. Jeff Foster and Kelly Kirchhoff, individually and jointly and severally, shall indemnify, defend, and hold harmless Marc Angell and his estate, heirs, personal representatives, agents, and legal representatives (collectively, the "Angell Indemnified Parties") from and against every Covered Loss arising out of or relating to a Covered Matter. This is a direct personal obligation of Foster and Kirchhoff and is independent of, cumulative with, and not limited by any obligation of Buyer, lMGI, GetGolf.com, Stand-by-Golf, any insurance policy, before any other person.

9.2.1 Covered Matters. "Covered Matter" means any act, omission, decision, authorization, instruction, representation, misrepresentation, transaction, filing, failure to file, use or disposition of funds or assets, incurrence of debt, issuance or transfer of securities, contract, employment matter, tax matter, or other conduct by Foster or Kirchhoff, or by any person acting at either of their direction or with either of their approval, during or relating to their respective service as an officer, director, control person, manager, employee, agent, signatory, or authorized representative of Buyer, lMGI, GetGolf.com, Stand-by-Golf, or any of their subsidiaries or affiliates, whether occurring before, on, or after the Effective Date and whether the related claim is asserted before or after the Unwind Closing.

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9.2.2 Covered Losses. "Covered Loss" means any claim, demand, action, suit, arbitration, investigation, inquiry, examination, subpoena, audit, administrative proceeding, enforcement action, liability, loss, damage, judgment, settlement, assessment, disgorgement, restitution, interest, sanction, fine, or penalty, together with all reasonable attorneys' fees and the fees and expenses of accountants, auditors, experts, consultants, and other advisers, including matters involving the SEC, FINRA, OTC Markets, a state securities regulator, a tax authority, a transfer agent, or any other governmental or self-regulatory authority. Fines, penalties, sanctions, disgorgement, and similar amounts are included only to the fullest extent indemnification is permitted by applicable law.

9.2.3 Defense; Advancement; Settlement. Upon written demand, Foster and Kirchhoff shall advance or reimburse reasonable defense costs and professional fees incurred by an Angell Indemnified Party within ten business days after receipt of reasonable supporting documentation, and before final disposition of the matter. Any advancement is subject only to an undertaking to repay amounts finally determined by a court of competent jurisdiction in a final, nonappealable judgment not to be indemnifiable under Section 9.2.4. Foster and Kirchhoff may participate in the defense with counsel of their choice at their own expense but may not control the defense or settle any Covered Matter without Marc Angell's prior written consent if the settlement requires an admission, payment, restriction, injunctive relief, or other obligation by an Angell Indemnified Party.

9.2.4 Survival; Limited Exclusion. This Section 9.2 is irrevocable, is not conditioned on completion of the Unwind Closing, and survives execution, termination, rescission, expiration, or invalidation of this Unwind Agreement and any resignation, removal, change in control, dissolution, or bankruptcy. It does not require indemnification for a Covered Loss to the extent, and only to the eAient, a court of competent jurisdiction determines in a final, nonappealable judgment that the Covered Loss resulted directly from Marc Angell's own fraud or willful misconduct.

9.3 Seller and Company Indemnification. The Seller indemnification in Section 7.1 of the Amended Agreement survives only for a timely claim based on a specific pre-Closing matter within its original scope and 24-month survival period. The Company indemnification and advancement provisions in Section 7.3 survive only to the extent validly applicable to good-faith actions taken before the Unwind Closing and permitted by Florida law and the Company's governing documents. Nothing here expands either indemnity, creates coverage for fraud, bad faith, willful misconduct, or knowing violation of law, or renews an expired claim period.

9.4 Procedure. An indemnified party shall give reasonably prompt written notice of a third-party claim. Delay does not waive indemnification except to the eAient the indemnifying party is materially prejudiced. The indemnifying party may control the defense with counsel reasonably acceptable to the indemnified party, but may not settle a claim that imposes liability, an admission, injunctive relief, or nonmonetary obligations on the indemnified party without written consent.

10 Enforcement and Dispute Resolution

10.1 Specific Performance. The parties agree that interference with the return of the Control Shares, delivery of Company records, transition of credentials, or required regulatory cooperation may cause irreparable harm for which money damages are inadequate. A party may seek temporary, preliminary, or permanent injunctive relief or specific performance from a court of competent jurisdiction without waiving arbitration.

10.2 Arbitration. Except for provisional relief under Section 10.1, a dispute arising from the Amended Agreement or this Unwind Agreement shall be resolved by binding arbitration. The arbitration shall be conducted remotely unless the parties agree otherwise. If an in-person hearing is necessary and the parties cannot agree on a location, it shall occur in Miami-Dade County, Florida. The arbitrator may award all remedies available at law or in equity.

10.3 Fees and Costs. Arbitration costs shall initially be shared equally, subject to reallocation by the arbitrator. Each party shall initially bear its own attorneys' fees; the arbitrator or court may award reasonable attorneys' fees and costs to the prevailing party where permitted by contract or law, including in an action to enforce this Unwind Agreement or an award.

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11 Miscellaneous

11.1 Governing Law. Florida law governs without regard to conflict-of-laws principles.

11.2 Notices by Email and Other Methods. Any notice, demand, consent, approval, or other communication permitted or required under this Unwind Agreement may be given by email to the recipient's email address most recently provided in writing. An email notice is deemed given when sent, provided the sender does not receive an automated failure, rejection, or undeliverable message. Notice may also be given by personal delivery or nationally recognized overnight courier and is deemed given upon delivery. A notice of breach or demand is not required where this Unwind Agreement expressly provides a waiver.

11.3 Entire Agreement. This Unwind Agreement, its completed exhibits, and the provisions of the Amended Agreement expressly preserved here constitute the entire agreement concerning the unwind. If there is a conflict, this Unwind Agreement controls. No oral statement modifies it.

11.4 Amendment and Waiver. An amendment or waiver must be in a writing signed by the party against whom enforcement is sought. A waiver of one breach is not a waiver of another breach.

11.5 Assignment. Buyer, Foster, and Kirchhoff may not assign this Unwind Agreement or any interest in the Control Shares or Amended Agreement. Sellers may assign payment or enforcement rights to a trust, estate-planning vehicle, or affiliate upon written notice, but no assignment relieves a party of an existing obligation.

11.6 Severability and Reformation. If a provision is held unenforceable, it shall be enforced to the maximum lawful eAient and, if necessary, reformed narrowly. The remaining provisions remain effective.

11.7 Counterparts and Electronic Signatures. This Unwind Agreement may be signed in counterparts and by electronic signature, each deemed an original and together one instrument.

11.8 Independent Review. Each party acknowledges the opportunity to consult independent legal, tax, accounting, and securities advisers, has read this Unwind Agreement, understands it, and signs voluntarily. No rule construing ambiguities against the drafter applies.

11.9 Time Is of the Essence. Time is of the essence for the transfer, resignation, records, credential, and cooperation obligations in Sections 2 through 4.

11.10 Survival. Sections 3.4, 4.2, 5, 6, 7.3 through 7.5, 8, 9, 10, and 11 survive the Unwind Closing, together with any other provision that by its nature should survive.

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SIGNATURES

The parties execute this Unwind Agreement as of the Effective Date stated above.

SELLERS

By:	/s/ Marc Angell
Marc Angell
Date:	9-30-26

By:	/s/ Jacquie Angell
Jacquie Angell
Date:	9-30-26

BUYER

By:	/s/ Jeff Foster
GetGolf.com legal name: GetGolf.com, LLC
Jeff Foster
Title: Chairman of the Board, President
Date:	9-30-26

CONTROL SHARE DESIGNEE ACKNOWLEDGMENT

By:	/s/ Kelly Kirchhoff
Kelly Kirchhoff
Identified as "Kelly Kirchkoff' in the Amended Agreement
Date:	9-30-26

By:	/s/ Jeff Foster
Jeff Foster
Title: Chairman of the Board, President
Date:	9-30-26

COMPANY ACKNOWLEDGMENT AND LIMITED COVENANT

TRANSGLOBAL MANAGEMENT GROUP, INC.

By:	/s/ Jeff Foster
Name:	Jeff Foster
Title: Chairman of the Board, President
Date:	9-30-26

PERSONAL OBLIGATIONS ACKNOWLEDGMENT

By signing below, Jeff Foster acknowledges and agrees that he is personally bound by Sections 6.5 and 9.2, which create express personal obligations, and that this Unwind Agreement does not release any personal guarantee or other obligation he separately undertook in an individual capacity.

INDIVIDUALLY ACKNOWLEDGED

By:	/s/ Jeff Foster
Jeff Foster
Date:	9-30-26

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EXHIBIT 1

ACCRUED PAYMENTS AND PENALTIES

Complete before execution. If this exhibit is left blank, Section 5.3 controls and no accrued amount is waived.

Payment type	Due date	Base amount	50%penalty	Total due
Purchase Agrs:ement - May	5/1/26	$25,000	$12,500	$37,500
Purchase Agrs:ement - June	6/1/26	$25,000	$12,500	$37,500
Purchase Agrxment - July	7/1/26	$25,000	$12,500	$37,500
Purchase Agrxment - Aug	8/1/26	$25,000	$12,500	$37,500
Purchase Agrxment - Sept	9/1/26	$25,000	$12,500	$37,500
Consulting Agreement	3/1/26	$15,000		$15,000
Consulting Agreement	4/1/26	$15,000		$15,000
Consulting Agreement	5/1/26	$15,000		$15,000
Consulting Agreement	6/1/26	$15,000		$15,000
Consulting Agreement	7/1/26	$15,000		$15,000
Consulting Agreement	8/1/26	$15,000		$15,000
Consulting Agreement	9/1/26	$15,000		$15,000
				$292,500

Agreed payoff or treatment, if different from Section 5.3:

Marc Angell:	/s/ Marc Angell	Jacquie Angell:	/s/ Jacquie Angell	Jeff Foster:	/s/ Jeff Foster

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EXHIBIT 2

BUYER CONTRIBUTED ASSETS

An asset is induded only if the ownership description, recipient, assumed liabilities, required consents, and transfer instrument are folly completed. The Company should obtain board approval and securities counsel review before tram/erring a material asset.

Claimed asset	Current owner	Proposed recipient	Liabilities or liens	Transfer document or consent
Stand-by-Golf	TMGI	TMGI	___________	None; retained by Company under §§ 6.1.3-6.1.5, subject only to Bates Agreement(§ 6.1.4)
Apache Creek Golf Club	Dalston, LLC	Dalston, LLC	___________	___________

Company approval:	/s/ Jeff Foster	Buyer approval:	/s/ Jeff Foster	Sellers approval:	/s/ Jacquie Angell

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EXHIBIT 3

DISCLOSED ENCUMBRANCES AND PERSONAL GUARANTEES

List every lien, security interest, financing statement, transfer restriction, personal guarantee, merchant advance, loan, or similar obligation affecting the Control Shares or Company assets. Attach payoff statements and underlying documents.

Creditor or holder	Obligor or guarantor	Collateral	Balance	Release or payoff status
Square Advance	Jeff Foster	Personal Guarantee	$385,000	Default

Buyer certifies that Exhibit 3 is complete and accurate:	/s/ Jeff Foster	Date:	9/30/2026

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